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EXHIBIT 5.1

November 20, 2001

Biozhem Cosmeceuticals, Inc.
25651 Atlantic Ocean Drive A-10
Lake Forest, California 92630

Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

You have requested our opinion as counsel for Biozhem Cosmeceuticals, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of 17,471,120 shares of the Company's common stock currently outstanding and 7,457,647 shares which may be acquired upon exercise of warrants or stock options (collectively, the "Shares").

In connection therewith, and arriving at the opinion as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation as amended, By-laws of the Company, the Registration Statement on Form SB-2 in the form to be filed with the Securities and Exchange Commission (the "Registration Statement") and such other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that (i) the Shares subject of the Registration Statement which are currently outstanding are, and (ii) the Shares subject of the Registration Statement issuable upon exercise of warrants or stock options, when issued, delivered and paid for as contemplated in the prospectus forming a part of the Registration Statement, will be, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,



DANZIG KAYE COOPER & FIORE, LLP